SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary information statement.

☐	Confidential, for Use of the Commissioner Only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

Exchange Listed Funds Trust

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11. N/A

ETC CABANA TARGET BETA ETF

ETC CABANA TARGET DRAWDOWN 10 ETF

ETC CABANA TARGET LEADING SECTOR MODERATE ETF

Each a series of

EXCHANGE LISTED FUNDS TRUST

10900 Hefner Pointe Drive Suite 400

Oklahoma City, Oklahoma 73120

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 18, 2025

As a shareholder of the ETC Cabana Target Beta ETF, ETC Cabana Target Drawdown 10 ETF, or ETC Cabana Target Leading Sector Moderate ETF (each, a “Fund” and collectively, the “Funds”), each a series of Exchange Listed Funds Trust (the “Trust”), you are receiving this notice (this “Notice”) regarding the internet availability of an information statement (the “Information Statement”) relating to the approval of a new sub-advisory agreement with respect to the Funds. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action.

On August 12, 2025, CI Financial Corp. (“CI Financial”), the ultimate parent company of Cabana, LLC, d/b/a Cabana Asset Management, LLC (“Cabana”), which is the sub-adviser to the Funds, concluded a transaction with Accelerate Holdings Corp. (“Accelerate”), a company ultimately controlled by Mubadala Capital, whereby Accelerate acquired all of the issued and outstanding common shares of CI Financial (the “Transaction”). The Transaction caused a change in control of Cabana under the Investment Company Act of 1940 and resulted in the assignment and automatic termination of the sub-advisory agreement between Exchange Traded Concepts, LLC (“ETC”), the Funds’ investment adviser, and Cabana pursuant to which Cabana served as sub-adviser to the Funds (the “Prior Sub-Advisory Agreement”). At a meeting held on June 25, 2025, the Trust’s Board of Trustees (the “Board”) approved a new sub-advisory agreement between ETC and Cabana pursuant to which Cabana serves as sub-adviser to the Funds under the same terms as provided for in the Prior Sub-Advisory Agreement, including the rate of compensation.

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that permits the Trust and ETC to hire new sub-advisers and make changes to existing sub-advisory agreements with the approval of the Board, but without obtaining shareholder approval. A condition of this order requires that the Information Statement be made available to the Fund’s shareholders.

This Notice presents only a brief overview of the changes. The online Information Statement provides more complete information. The Information Statement will be available on the Funds’ website at https://www.cabanaetfs.com/investor-material for at least 90 days after you receive this Notice.

A paper copy of the full Information Statement or other Fund related information may be obtained, without charge, by calling (866) 239-9536 or by writing to the Exchange Listed Funds Trust at 10900 Hefner Pointe Drive, Suite 400

Oklahoma City, OK 73120.

If you want to receive a paper or email copy of the Information Statement at no charge, you must request one.

We are not asking you for a proxy and you are not required to send us a proxy.

ETC CABANA TARGET BETA ETF

ETC CABANA TARGET DRAWDOWN 10 ETF

ETC CABANA TARGET LEADING SECTOR MODERATE ETF

Each a series of

EXCHANGE LISTED FUNDS TRUST

10900 Hefner Pointe Drive Suite 400

Oklahoma City, Oklahoma 73120

INFORMATION STATEMENT

September 18, 2025

This Information Statement is for informational purposes only and no action is requested on your part.

We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of ETC Cabana Target Beta ETF, ETC Cabana Target Drawdown 10 ETF, and ETC Cabana Target Leading Sector Moderate ETF (each, a “Fund” and collectively, the “Funds” or the “Cabana ETFs”), each a series of Exchange Listed Funds Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Trust has received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Trust and the Funds’ investment adviser, Exchange Traded Concepts, LLC (“ETC”), subject to certain conditions such as approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to enter into or materially amend a sub-advisory agreement with an unaffiliated sub-adviser.

New Sub-Advisory Agreement with Cabana Asset Management, LLC

On August 12, 2025, CI Financial Corp. (“CI Financial”), the ultimate parent company of Cabana, LLC, d/b/a Cabana Asset Management, LLC (“Cabana”), which is the sub-adviser to the Funds, concluded a transaction with Accelerate Holdings Corp. (“Accelerate”), a company ultimately controlled by Mubadala Capital, whereby Accelerate acquired all of the issued and outstanding common shares of CI Financial (the “Transaction”). The Transaction caused a change in control of Cabana under the Investment Company Act of 1940, as amended (the “1940 Act”), and resulted in the assignment and automatic termination of the sub-advisory agreement between ETC, as the Funds’ investment adviser, and Cabana pursuant to which Cabana served as sub-adviser to the Funds (the “Prior Sub-Advisory Agreement”). At a meeting held on June 25, 2025 (the “Meeting”), the Board approved a new sub-advisory agreement between ETC and Cabana (the “New Sub-Advisory Agreement”) pursuant to which Cabana serves as sub-adviser to the Funds under the same terms as provided for in the Prior Sub-Advisory Agreement, including the rate of compensation.

Considerations by the Board of Trustees

At the Meeting, the Board considered the approval of the New Sub-Advisory Agreement, noting that it had most recently considered and approved the Prior Sub-Advisory Agreement at its September 17, 2024 meeting. The Board considered and discussed information and analysis provided by ETC and Cabana for the Meeting and over the course of Cabana’s service to the Funds as sub-adviser. At the Meeting, the Board also discussed information provided by Cabana and ETC about the Transaction. The Board considered all factors that it deemed to be relevant. In its deliberations, the Board did not identify any single factor that was paramount or controlling and individual Trustees may have attributed different weights to various factors. Certain factors considered by the Board are addressed in more detail below.

Nature, Extent, and Quality of Services. The Board, including members of the Board whom are not interested persons of the Trust, as term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), reviewed materials provided by Cabana at the Meeting related to the New Sub-Advisory Agreement, including a description of the Transaction and any impact on the services provided to the Funds; an overview of Cabana’s services to the Funds and personnel that perform such services; a review of Cabana’s financial condition; information regarding risk management processes and liquidity management; and the compliance policies and procedures of Cabana.

With respect to the nature, extent, and quality of the services provided to the Cabana ETFs, the Board considered its familiarity with Cabana as the sub-adviser to the Cabana ETFs since their inception and Cabana’s specific responsibilities in all aspects of the day-to-day management of the Cabana ETFs. The Board observed that Cabana is responsible for developing, implementing, and maintaining the Cabana ETFs’ investment program, providing trade instructions and conducting post-trade reviews for the Funds. The Board noted that it had been provided Cabana’s registration form on Form ADV and responses to a detailed series of questions, which included a description of Cabana’s operations, services, personnel, compliance program, risk management program, and financial condition, and whether there had been material changes to such information since it was last presented to the Board. The Board considered the qualifications, experience, and responsibilities of Cabana’s investment personnel, the quality of Cabana’s compliance infrastructure, and the determination of the Trust’s Chief Compliance Officer that Cabana continues to have appropriate compliance policies and procedures in place. The Board also considered Cabana’s representation that there were no expected changes to the services provided by Cabana to the Funds as a result of the Transaction.

Cost of Advisory Services and Profitability. The Board reviewed the sub-advisory fee to be paid to Cabana under the New Sub-Advisory Agreement, which would be the same as the fee paid under the Prior Sub-Advisory Agreement. The Board considered that the sub-advisory fee is paid by ETC, not the Funds, and that the sub-advisory fee reflected an arm’s length negotiation between ETC and Cabana. The Board further found that the sub-advisory fee reflected a reasonable allocation of the advisory fee between ETC and Cabana given the work performed by each firm. The Board considered the costs and expenses to be incurred by Cabana in providing sub-advisory services, evaluated the compensation and benefits to be received by Cabana from its relationship with the Cabana ETFs, and reviewed a profitability analysis from Cabana with respect to the Funds. The Board considered the risks borne by Cabana associated with providing services to the Cabana ETFs, including the entrepreneurial risk associated with sponsoring the Funds, as well as the enterprise risk emanating from litigation and reputational risks, operational and business risks, and other risks associated with the ongoing management of the Cabana ETFs. In light of this information, the Board concluded that the sub-advisory fee appeared reasonable in light of the services rendered.

Economies of Scale. The Board considered that economies of scale may be realized for the benefit of the Cabana ETFs as assets grow in size. The Board also considered that, since the Funds are not expected to be impacted as a result of the Transaction, no economies or diseconomies of scale are expected from the Transaction.

Conclusion. The Board, having requested and received such information from Cabana as it believed reasonably necessary to evaluate the terms of the New Sub-Advisory Agreement and having been advised by independent counsel that it had appropriately considered and weighed all relevant factors, the Board, including the Independent Trustees, determined that the New Sub-Advisory Agreement, including the compensation payable thereunder, was fair and reasonable to the Cabana ETFs. The Board, including the Independent Trustees, therefore determined that the approval of the New Sub-Advisory Agreement was in the best interests of the Cabana ETFs and their shareholders. No single factor was determinative of the Board’s decision to approve the New Sub-Advisory Agreement on behalf of the Cabana ETFs; rather, the Board based its determination on the total mix of information available to it. The Board did not identify any one factor as determinative, and each Independent Trustee may have weighed each factor differently.

Information Concerning ETC

ETC, located at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 (its primary place of business) and 295 Madison Avenue, 26th Floor, New York, New York 10017, serves as the investment adviser to the Funds. ETC was formed in 2009 and provides investment advisory services to other exchange-traded funds. ETC is majority owned by Cottonwood ETF Holdings LLC. The terms of the Funds’ investment advisory agreement with ETC are unaffected by the approval of the New Sub-Advisory Agreement.

Information Concerning Cabana

Cabana LLC d/b/a Cabana Asset Management is a limited liability company under the laws of the State of Arkansas and is located at 220 S. School Avenue, Fayetteville, Arkansas 72701. Cabana is a wholly-owned subsidiary of The Cabana Group, LLC. CI US Holdings Inc., George Chaddwick Mason (sole member of 6220, LLC), Louis Shaff (sole member of BLBS, LLC), Jon Neal Prevost (sole member of PPLAN, LLC), Bettye R. Morse (as trustee of the Mildred Goodwin Roberds Generation Skipping Trust), and Christopher Carns (sole member of HCCJ, LLC) are the owners of the Cabana Group, LLC. Cabana has provided investment advisory services since 2008. Cabana makes investment decisions for the Funds and continuously reviews, supervises, and administers the investment program of the Funds, subject to the supervision of ETC and the oversight of the Board.

Listed below are the names and principal occupations of the directors and principal executive officers of Cabana. None of Cabana’s officers, directors, or employees serves as a trustee or officer of the Trust. The mailing address for each person listed below is the same as that of Cabana.

Name	Principal Occupation/Title
G. Chadd Mason	Chief Executive Officer
Louis Shaff	Chief Financial Officer
Sonya Clements	Chief Compliance Officer & Chief Operating Officer

G. Chadd Mason also serves as a portfolio manager of the Funds. Mr. Mason is the CEO and founder of The Cabana Group, which was founded in 2008. He has spent more than 25 years as an attorney in the state of Arkansas and has 15 years of investment and portfolio management experience. In 2005, he and a small team developed a proprietary algorithm designed to help shelter investors from risk by striving to limit losses during down markets, while still participating in up markets. This algorithm is known today as Cabana’s Cyclical Asset Reallocation Algorithm (“CARA”). Chadd graduated from the University of Arkansas with a B.A. in Psychology and went on to earn a Juris Doctor degree from the University of Denver. In 2013, he graduated Summa Cum Laude with a Master of Laws degree in Financial Services and Wealth Management from Thomas Jefferson School of Law. He is also accredited as a Chartered Wealth Manager by the American Academy of Financial Management.

Terms of the New Sub-Advisory Agreement

The terms of the New Sub-Advisory Agreement are the same as the terms of the Prior Sub-Advisory Agreement, including the rate of compensation.

Duration and Termination. The New Sub-Advisory Agreement will remain in effect for a period of two years, unless sooner terminated. After the initial two-year period, continuation of the New Sub-Advisory Agreement from year to year is subject to annual approval by the Board, including at least a majority of the Independent Trustees. The New Sub-Advisory Agreement may be terminated without penalty (i) by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Funds, or by ETC, in each case, upon sixty (60) days’ written notice to Cabana; or (ii) by Cabana upon sixty (60) days’ written notice to ETC and the Board.

Sub-Advisory Fee. For the services Cabana provides, ETC pays Cabana a fee calculated daily and paid monthly at an annual rate of 0.735% on up to $2 billion in aggregate net assets; 0.745% on the next $3 billion in aggregate net assets; 0.755% on the next $5 billion in aggregate net assets; and 0.76% on aggregate net assets greater than $10 billion.

Other Provisions. The New Sub-Advisory Agreement provides that Cabana shall indemnify and hold harmless ETC, the Trust, all affiliated persons thereof, and all controlling persons from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses) arising from or in connection with the performance of Cabana’s obligations under the agreement; provided, however, that Cabana’s obligation shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by ETC, is caused by or is otherwise directly related to ETC’s own willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard of its duties under the agreement. The New Sub-Advisory Agreement further provides that ETC shall indemnify and hold harmless Cabana from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses) arising from or in connection with the performance of ETC’s obligations under the agreement; provided, however, that ETC’s obligation shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by, Cabana is caused by or is otherwise directly related to Cabana’s own willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard of its duties under the agreement.

General Information

Other Service Providers. Ultimus Fund Solutions, LLC (“Ultimus”), located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, serves as the administrator to each Fund. Brown Brothers Harriman & Co. (“BBH”), located at 50 Post Office Square, Boston, Massachusetts 02110, serves as the custodian and transfer agent for the Funds The Funds’ distributor is Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101. Chapman and Cutler LLP, located at 320 South Canal Street, Chicago, IL 60606, serves as legal counsel to the Trust.

Affiliated Broker Commissions. For the fiscal year ended April 30, 2025, the Funds did not pay brokerage commissions to affiliated brokers.

Ownership of Shares. Although the Trust does not have information concerning the beneficial ownership of shares of the Funds held in the names of DTC Participants, the name, address and percentage ownership of each DTC Participant that owned of record 5% or more of the outstanding shares of each Fund as of September 15, 2025, is set forth below. Shareholders having more than 25% beneficial ownership of a Fund’s outstanding shares may be in control of the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders. As of September 15, 2025, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Funds.

Fund	Participant Name and Address	Percentage of Ownership
ETC Cabana Target Beta ETF	Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	92.05%
ETC Cabana Target Drawdown 10 ETF	Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	90.53%
ETC Cabana Target Leading Sector Moderate ETF	Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	91.94%

Financial Information. The Funds will furnish, without charge, a copy of its most recent annual report and semi-annual report to shareholders upon request. Requests for such reports should be made by writing the Funds’ distributor, Foreside Fund Services, LLC, at Three Canal Plaza, Suite 100, Portland, Maine 04101, by visiting the Funds’ website at www.cabanaetfs.com, or by calling toll-free 866-239-9536.